UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR SECTION 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 13, 2009

Interactive Data Corporation

(Exact name of Registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

001-31555	13-3668779
(Commission File Number)	(IRS Employer Identification No.)

32 Crosby Drive, Bedford, Massachusetts 01730

(Address of principal executive offices) (Zip Code)

(781) 687-8500

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02(d)	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 13, 2009, Interactive Data Corporation, a Delaware corporation (the “Company”) appointed three new directors to the Company’s Board of Directors: Donald C. Kilburn, Victor R. Simone and Luke Swanson. In the case of Mr. Simone, the appointment was effective July 15, 2009. In the case of Messrs. Kilburn and Swanson, the appointment was effective July 13, 2009. Mr. Kilburn, Mr. Simone and Mr. Swanson will each serve on the Company’s Board of Directors until the next annual meeting of stockholders, at which time their continued service will be subject to re-nomination and stockholder approval. These appointments increase the size of the Board of Directors to ten directors.

Mr. Simone is an independent director and has also been appointed to the Board’s Audit Committee and Independent Committee. Mr. Kilburn and Mr. Swanson are both employees of Pearson plc, the Company’s majority shareholder.

Because they are affiliates of Pearson plc, Mr. Kilburn and Mr. Swanson will not be compensated by the Company for service as directors. Mr. Simone will participate in the Company’s Compensation Plan for Non-Employee Directors (the “Director Compensation Plan”). He was granted an equity grant of restricted stock units (“RSUs”) with a value of $104,167 on July 15, 2009 (the “Grant Date”). Applying the Grant Date closing price of $24.00, this resulted in a grant of 4,340 RSUs. The RSUs will vest on date of the Company’s 2010 Annual Meeting of Stockholders, provided Mr. Simone has served the entire term to which he was appointed, and are otherwise subject to the terms and conditions of the Company’s standard form of RSU award agreement for non-employee directors. The RSU award represents a pro-rata percentage of the standard annual grant of RSUs issued to non-employee directors pursuant to the Director Compensation Plan, based on Mr. Simone’s start date (July 15, 2009) in relation to the start date of the current term (May 20, 2009). In addition, Mr. Simone will receive a similar pro-rata percentage of the standard $30,000 annual retainer paid to non-employee directors under the Director Compensation Plan, or $25,000.

Item 7.01	Regulation FD Disclosure

Further information regarding the new directors is available in the Company’s press release, dated July 14, 2009, a copy of which attached hereto as Exhibit 99.1. The attached Exhibit 99.1 is furnished in its entirety pursuant to this Item 7.01.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description
10.1	Interactive Data Corporation Compensation Plan for Non-Employee Directors, as amended as of December 11, 2007 (filed as Exhibit 10.19 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2008).

10.2	Form of 2008 Non-Employee Director Restricted Stock Unit Award (filed as Exhibit 10.16 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2008).

99.1	Press Release of Interactive Data Corporation, dated July 14, 2009.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 17, 2009

Interactive Data Corporation

By:	/s/ Raymond D’Arcy
Name:	Raymond D’Arcy
Title:	President and Chief Executive Officer

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